Exhibit 5.2
August 22, 2008
Gasco Energy, Inc.
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
Re:    Shelf Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Gasco Energy, Inc., a Nevada corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to securities of the Company consisting of (i) debt securities, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), and which may be fully and unconditionally guaranteed (the “Guarantees”) by the Company’s subsidiaries listed as co-registrants in the Registration Statement (the “Subsidiary Guarantors”); (ii) shares of common stock, par value $0.0001 per share (including attached preferred share purchase rights) (“Common Stock”); (iii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”); (iv) warrants for the purchase of Debt Securities, Preferred Stock or Common Stock (the “Warrants”); (v) Debt Securities, Common Stock, Preferred Stock, currencies and commodities or any combination thereof that may be offered in the form of Purchase Contracts (the “Purchase Contracts”) and (vi) Debt Securities, Common Stock, Preferred Stock and Warrants or any combination thereof that may be offered in the form of units (the “Units,” and together with the Debt Securities, Guarantees, Common Stock, Preferred Stock, Depositary Shares, Warrants and Purchase Contracts, the “Securities”). The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act and will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus (the “Prospectus”) contained in the Registration Statement.
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of Senior Indenture between the

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Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), filed as an exhibit to the Registration Statement (the “Senior Indenture”), (iii) the form of Subordinated Indenture between the Company and the Trustee, filed as an exhibit to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.
     As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.
     In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (v) one or more Prospectus Supplements to the Prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (vii) the Indentures will have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (viii) the applicable Indenture, and any supplemental indenture relating to a particular series of Debt Securities to be issued under such Indenture, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (ix) any warrant agreement (“Warrant Agreement”) relating to the Warrants will be duly authorized, executed and delivered by the parties thereto; (x) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (xi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

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     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:
1.	With respect to Debt Securities to be issued under the Indentures, when (i) the applicable Indenture relating either to senior Debt Securities or subordinated Debt Securities and, if applicable, the related Guarantees, have been duly qualified under the Trust Indenture Act; (ii) the Company and the Subsidiary Guarantors have taken all necessary corporate, limited liability company or limited partnership action to approve the issuance and terms of such Debt Securities and if applicable, Guarantees, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and, if applicable, Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiary Guarantors, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the Subsidiary Guarantors and (iv) such Debt Securities and, if applicable, the related Guarantees, have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and issued and sold as contemplated in the Registration Statement, and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities and, if applicable, Guarantees, will be legally issued and such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.	With respect to Depositary Shares, when (i) the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Nevada; (ii) the

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depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be legally issued.

3.	With respect to Warrants, when (i) the Company has taken all necessary corporate action to approve the creation of and issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the Warrant Agreement between the Company and a designated warrant agent (the “Warrant Agent”) has been duly authorized and validly executed and delivered by the Warrant Agent and the Company; (iii) the terms of any Warrants and of their issuance and sale have been duly authorized and established in conformity with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or other agreement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iv) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Warrants will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.	With respect to Purchase Contracts, when (i) the Company has taken all necessary corporate action to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof, the terms of the

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offering and related matters; (ii) the purchase agreement for the Purchase Contracts has been duly authorized and validly executed by the parties thereto and (iii) the Purchase Contracts have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration therefor provided for therein, the Purchase Contracts will be legally issued.

5.	With respect to Units, when (i) the Company has taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof, the terms of the offering and related matters; (ii) the purchase agreement for the Units has been duly authorized and validly executed by the parties thereto and (iii) the Units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Company upon payment of the consideration therefor provided therein, the Units will be legally issued.
     With respect to our opinions expressed above, as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted to U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars.
     We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
     The foregoing opinions are limited to the laws of the State of New York and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

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     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very Truly Yours,

/s/ Vinson & Elkins L.L.P.
Vinson & Elkins L.L.P.